EXHIBIT 10.18(b)
FIRST AMENDMENT TO LEASE
     This first amendment to lease dated October 31, 1996 is executed by and between Syufy Enterprises, a California Limited Partnership, hereinafter called “Landlord” and Century Theatres of California, Inc., a California corporation, hereinafter called “Tenant”.
WITNESSETH:
     WHEREAS, Syufy Enterprises and Century Theatres of California, Inc. entered into an Indenture of Lease on September 30, 1995, hereinafter referred to as the “Lease”, for the Century Plaza Theatre, South San Francisco, California, and
     WHEREAS, the parties hereto desire to amend said Lease as hereinafter provided,
     NOW, THEREFORE, the parties hereto mutually agree that the Lease shall be amended as follows:
     1. The Leased Premises shall be increased by 10,500 square feet as set forth in the attached Exhibit A to permit Tenant to add two additional auditoriums to the existing theatre building.
     2. The Entire Premises as set forth in the Lease and Exhibit A to the Lease shall be replaced by Exhibit A attached and shall represent the revised Entire Premises.
     3. Tenant shall be granted all rights to the Revised Reciprocal Parking Agreement covering the revised Entire Premises. Tenant shall be responsible for all of Landlord’s costs as set forth in the Revised Reciprocal Parking Agreement. Landlord shall be responsible for the Real Property Taxes pertaining to any building erected by Landlord on the site designated “Future Commercial Building” as set forth on Exhibit A attached.
     4. Tenant shall be responsible for all construction costs of the additional auditoriums as well as Landlord’s share of all improvements to the revised Entire Premises for additional parking, site preparation as well as for the installation of all utilities and drainage serving the revised Entire Premises.
     5. As consideration for the costs incurred in 3 and 4 of this amendment, Tenant shall not pay any additional rent to Landlord for the additional Leased Premises as set forth in 1 above.
     Executed as of the date first written above.

Century Theatres of California, Inc.	Syufy Enterprises

/s/ Joseph Syufy	/s/ Raymond W. Syufy

Joseph Syuty, Vice President	Raymond W. Syufy, G P